EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Blackbaud, Inc. (the “Company”) for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Robert J. Sywolski, President and Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: August 16, 2004	By:	/s/ Robert J. Sywolski
Robert J. Sywolski
President and Chief Executive Officer